Exhibit 3.2
COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
ARTICLES SUPPLEMENTARY
Cohen & Steers Income Opportunities REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, classified and designated (i) 38,000,000 authorized but unissued shares of common stock, $0.01 par value per share (the “Common Shares”), of the Corporation as shares of Class B common stock, $0.01 par value per share (the “Class B Common Shares”), of the Corporation, (ii) 45,000,000 authorized but unissued Common Shares as shares of Class R-I common stock, $0.01 par value per share (the “Class R-I Common Shares”), of the Corporation, (iii) 45,000,000 authorized but unissued Common Shares as shares of Class R-S common stock, $0.01 par value per share (the “Class R-S Common Shares”), of the Corporation, (iv) 180,000,000 authorized but unissued Common Shares as shares of Class M-I common stock, $0.01 par value per share (the “Class M-I Common Shares”), of the Corporation, and (v) 240,000,000 authorized but unissued Common Shares as shares of Class M-S common stock, $0.01 par value per share (the “Class M-S Common Shares”), of the Corporation, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article IV or Article V of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.
Class B Common Shares
1)Authorized Shares. Of the total number of authorized Common Shares, 38,000,000 Common Shares are classified as Class B Common Shares.
2)Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class B Conversion Rate” shall mean the fraction, the numerator of which is the Class B NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class B NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class B Common Shares, determined as described in the Class B Private Placement Memorandum, divided by the number of outstanding Class B Common Shares.
“Class B Private Placement Memorandum” shall mean the private placement memorandum of the Corporation with respect to the offer and sale of the Class B Common Shares, as it may be supplemented, amended or restated from time to time, including all exhibits and appendixes thereto.

3)Conversion of Class B Common Shares to Class I Common Shares. Each Class B Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class B Conversion Rate on the earliest of (a) a Listing of Class I Common Shares or Class F-I Common Shares and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.
4)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class B Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class B NAV Per Share.
Class R-I Common Shares
1)Authorized Shares. Of the total number of authorized Common Shares, 45,000,000 Common Shares are classified as Class R-I Common Shares.
2)Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class R-I Conversion Rate” shall mean the fraction, the numerator of which is the Class R-I NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class R-I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class R-I Common Shares, determined as described in the Class R Private Placement Memorandum, divided by the number of outstanding Class R-I Common Shares.
“Class R Private Placement Memorandum” shall mean the private placement memorandum of the Corporation with respect to the offer and sale of the Class R-S and Class R-I Common Shares, as it may be supplemented, amended or restated from time to time, including all exhibits and appendixes thereto.
3)Conversion of Class R-I Common Shares to Class I Common Shares. Each Class R-I Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class R-I Conversion Rate on the earliest of (a) a Listing of Class I Common Shares or Class F-I Common Shares and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.
4)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class R-I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class R-I NAV Per Share.
Class R-S Common Shares
1)Authorized Shares. Of the total number of authorized Common Shares, 45,000,000 Common Shares are classified as Class R-S Common Shares.
2)Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class R-S Conversion Rate” shall mean the fraction, the numerator of which is the Class R-S NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class R-S NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class R-S Common Shares (including any reduction for Stockholder Servicing Fees as described in the Class R Private Placement Memorandum), determined as described in the Class R Private Placement Memorandum, divided by the number of outstanding Class R-S Common Shares.
3)Conversion of Class R-S Common Shares to Class I Common Shares. Each Class R-S Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class R-S Conversion Rate on the earliest of (a) a Listing of Class I Common Shares or Class F-I Common Shares and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.
4)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class R-S Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class R-S NAV Per Share.
Class M-I Common Shares
1)Authorized Shares. Of the total number of authorized Common Shares, 180,000,000 Common Shares are classified as Class M-I Common Shares.
2)Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class M-I Conversion Rate” shall mean the fraction, the numerator of which is the Class M-I NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class M-I NAV Per Share” shall mean the net asset value of the Corporation allocable to Class M-I Common Shares, determined as described in the Class M Private Placement Memorandum, divided by the number of outstanding Class M-I Common Shares.
“Class M Private Placement Memorandum” shall mean the private placement memorandum of the Corporation with respect to the offer and sale of the Class M-S and Class M-I Common Shares, as it may be supplemented, amended or restated from time to time, including all exhibits and appendixes thereto.
3)Conversion of Class M-I Common Shares to Class I Common Shares. Each Class M-I Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class M-I Conversion Rate on the earliest of (a) a Listing of Class I Common Shares or Class F-I Common Shares and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.
4)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class M-I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class M-I NAV Per Share.
Class M-S Common Shares
1)Authorized Shares. Of the total number of authorized Common Shares, 240,000,000 Common Shares are classified as Class M-S Common Shares.
2)Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class M-S Conversion Rate” shall mean the fraction, the numerator of which is the Class M-S NAV Per Share and the denominator of which is the Class I NAV Per Share.
“Class M-S NAV Per Share” shall mean the net asset value of the Corporation allocable to Class M-S Common Shares (including any reduction for Stockholder Servicing Fees as described in the Class M Private Placement Memorandum), determined as described in the Class M Private Placement Memorandum, divided by the number of outstanding Class M-S Common Shares.

3)Conversion of Class M-S Common Shares to Class I Common Shares. Each Class M-S Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to the Class M-S Conversion Rate on the earliest of (a) a Listing of Class I Common Shares or Class F-I Common Shares and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.
4)Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class M-S Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class M-S NAV Per Share.
SECOND: The Class B Common Shares, the Class R-I Common Shares, the Class R-S Common Shares, the Class M-I Common Shares and the Class M-S Common Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.
THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer & Chief Investment Officer and attested to by its Secretary on this 9th day of September, 2025.

ATTEST:	COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
/s/ Brian W. Heller	/s/ James S. Corl
Name: Brian W. Heller Title: Secretary	Name: James S. Corl Title: Chief Executive Officer & Chief Investment Officer